================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                         CHARTER ONE FINANCIAL, INC.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                               [Charter One Logo]

                           CHARTER ONE FINANCIAL, INC.
                              1215 Superior Avenue
                              Cleveland, Ohio 44114
                                 (216) 566-5300

                           ---------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD ON WEDNESDAY, APRIL 22, 1998

                           ---------------------------

        NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Shareholders (the "Annual Meeting") of Charter One Financial, Inc. ("Charter One" or the "Corporation") will be held on Wednesday, April 22, 1998, at 2:00 p.m. at the English Oak Room, Tower City Center, 230 West Huron Road, Cleveland, Ohio, for the following purposes:

        1.    To elect seven directors each for a three-year term (Proposal 1);

        2. To ratify the appointment by the Board of Directors of the firm of Deloitte & Touche LLP as independent auditors of the Corporation for the fiscal year ending December 31, 1998 (Proposal 2); and

        3. To transact such other business as may properly come before the meeting or any adjournments thereof.

        Pursuant to the Bylaws, the Board of Directors has fixed the close of business on February 27, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. A complete list of shareholders entitled to vote at the Annual Meeting will be available for inspection by shareholders at the offices of the Corporation during the 10 days prior to the Annual Meeting, as well as at the Annual Meeting. Only holders of Common Stock of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. In the event that there are not sufficient votes to approve any one or more of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned to permit further solicitation of proxies by the Corporation.

                                              By Order of the Board of Directors

                                              /s/CHARLES JOHN KOCH
                                              --------------------------------
                                              Charles John Koch
                                              Chairman of the Board, President
                                              and Chief Executive Officer

Cleveland, Ohio
March 25, 1998

================================================================================
IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU
   PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND
    COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH
              REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.
================================================================================

                           CHARTER ONE FINANCIAL, INC.
                              1215 Superior Avenue
                              Cleveland, Ohio 44114
                                 (216) 566-5300

                           ---------------------------

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 22, 1998


        This Proxy Statement is furnished to shareholders of Charter One Financial, Inc. ("Charter One" or the "Corporation"), a Delaware corporation, in connection with the solicitation by the Board of Directors of Charter One of proxies to be used at the 1998 Annual Meeting of Shareholders (the "Annual Meeting") to be held on April 22, 1998, at 2:00 p.m. at the English Oak Room, Tower City Center, 230 West Huron Road, Cleveland, Ohio, and at any adjournments thereof.


                    SOLICITATION AND REVOCABILITY OF PROXIES

        If the enclosed form of proxy is properly executed and returned to the Corporation in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Executed but unmarked proxies will be voted FOR Proposal 1 to elect the nominees of the Board of Directors as directors; and FOR Proposal 2 to ratify the appointment by the Board of Directors of the firm of Deloitte & Touche LLP as independent auditors of the Corporation for the fiscal year ending December 31, 1998. As to any other matters presented at the Annual Meeting, the shares for which properly executed proxies have been received will be voted in accordance with the discretion of the proxies.

        This Proxy Statement is initially being mailed to shareholders on or about March 25, 1998. The presence of a shareholder at the Annual Meeting will not automatically revoke such shareholder's proxy. Shareholders may, however, revoke a proxy at any time prior to its exercise by delivering to the Corporation a duly executed proxy bearing a later date, by attending the Annual Meeting and voting in person, or by filing written notice of revocation with Robert J. Vana, Secretary of the Corporation, at 1215 Superior Avenue, Cleveland, Ohio 44114.

        The cost of soliciting proxies in the form enclosed herewith will be borne by the Corporation. In addition to the solicitation of proxies by mail, the Corporation, through its directors, officers and regular employees, may also solicit proxies personally or by telephone or telegraph. The Corporation will also request persons, firms and corporations holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy material to, and obtain proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in doing so. The Corporation may engage a proxy soliciting firm to assist in the solicitation of proxies. The cost of such a firm would not be expected to exceed $7,500.


                          OUTSTANDING VOTING SECURITIES

        The securities which can be voted at the Annual Meeting consist of shares of common stock of the Corporation (the "Common Stock") with each share entitling its owner to one vote on all matters. The close of business on February 27, 1998 has been fixed by the Board of Directors as the record date for determination of shareholders entitled to vote at the Annual Meeting. The number of shares of Common Stock outstanding on February 27, 1998 was 63,992,762. The presence, in person or by proxy, of at least the majority of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Any proxies marked as abstentions, and any shares held in street name which have been designated by brokers on proxy cards as not voted ("broker nonvotes"), will not be counted as votes cast. Any proxies marked as abstentions or as broker nonvotes will, however, be treated as shares present for purposes of determining whether a quorum is present.

                                                         1
        Listed in the following table are beneficial owners as of February 27, 1998 of more than 5% of the outstanding shares of Common Stock.

                                                                                                     PERCENT OF
                                                                          AMOUNT AND NATURE            SHARES
                       NAME AND ADDRESS OF                                  OF BENEFICIAL           OF COMMON STOCK
                        BENEFICIAL OWNER                                      OWNERSHIP              OUTSTANDING
                       -------------------                               -------------------       -----------------
FMR Corporation .........................................................    4,030,140(1)               6.30%
  82 Devonshire Street
  Boston, MA 02109

Pioneering Management Corporation .......................................    3,282,550(2)               5.13%
  60 State Street
  Boston, MA  02109

----------------------


(1) Included are 339,652 shares as to which the reporting party has sole power to vote and no shares as to which shared voting may be exercised. The reporting party has sole power to dispose of the entire 4,030,140 shares.

(2) The reporting party has sole power to vote and dispose of the entire 3,282,550 shares.


        The following table sets forth, as of February 27, 1998, certain information as to each of the named executive officers and directors, and all executive officers and directors as a group.

                                                                                                     PERCENT OF
                                                                        AMOUNT AND NATURE              SHARES
                           NAME OF                                        OF BENEFICIAL            OF COMMON STOCK
                         BENEFICIAL                                         OWNERSHIP                OUTSTANDING
                            OWNER                                         (1)(2)(3)(4)
                       ----------------                                --------------------        ----------------
Charles John Koch,  Chairman of the Board,                                    446,648(5)                  *
 President and Chief Executive Officer

Mark D. Grossi, Director and Executive Vice President                         254,247(6)                  *

John D. Koch, Director and Executive Vice President                           264,873(7)                  *

Richard W. Neu, Director, Executive Vice President                            304,267(8)                  *
 and Chief Financial Officer

Robert J. Vana, Senior Vice President,                                        113,823(9)                  *
 Chief Corporate Counsel and Secretary

Eugene B. Carroll, Sr., Director                                               12,186                     *

Phillip Wm. Fisher, Director                                                  718,749(10)               1.12%

Denise M. Fugo, Director                                                        6,773(11)                 *

Charles M. Heidel, Director                                                     6,230(12)                 *

Charles F. Ipavec, Director                                                   103,028                     *

Philip J. Meathe, Director                                                     18,090(13)                 *

Michael P. Morley, Director                                                     3,112(14)                 *

Henry R. Nolte, Jr., Director                                                   8,819(15)                 *

Ronald F. Poe, Director                                                         7,482(16)                 *

Victor A. Ptak, Director                                                       14,328(17)                 *


                                                                                                     PERCENT OF
                                                                          AMOUNT AND NATURE            SHARES
                             NAME OF                                        OF BENEFICIAL           OF COMMON STOCK
                        BENEFICIAL OWNER                                OWNERSHIP(1)(2)(3)(4)         OUTSTANDING
                       -------------------                              ---------------------       -----------------
Melvin J. Rachel, Director                                                         --                     *

Jerome L. Schostak, Director                                                1,644,120(18)               2.57%

Mark Shaevsky, Director                                                        33,498(19)                 *

Leonard S. Simon, Director                                                    266,301(20)                 *

John P. Tierney, Director                                                       2,980(21)                 *

Eresteen R. Williams, Director                                                  3,689(22)                 *

All executive officers and directors as a group                             4,233,243(23)               6.52%
 (21 persons)

-------------------------


       *  Does not exceed 1%.

    (1) Shares held under the Bank's employee savings plan are reported as of December 31, 1997. Shares held under the Employee Stock Ownership Plan (the "ESOP") are reported as of December 31, 1996. The ESOP allocation for December 31, 1997 will not be completed until April 1998.

    (2) Assumes exercise of stock options held by beneficial owner exercisable within 60 days.

    (3) Included are shares owned directly or indirectly through a trust or corporation or by spouses and minor children, as to which the beneficial owner exercises sole voting and dispositive power, except as otherwise noted herein.

    (4) For the executive officers, included are shares allocated to such executive officers under the ESOP, as well as a proportionate share of the unallocated shares, which are deemed to be beneficially owned by the executive officers as a result of the executive officers' ability to direct the trustee's voting of such shares through the vote of the executive officers' allocated shares.

    (5) Included are 182,268 shares Mr. Charles John Koch has the right to purchase pursuant to stock options exercisable within 60 days.

    (6) Included are 115,792 shares Mr. Grossi has the right to purchase pursuant to stock options exercisable within 60 days.

    (7) Included are 119,073 shares Mr. John D. Koch has the right to purchase pursuant to stock options exercisable within 60 days.

    (8) Included are 289,789 shares Mr. Neu has the right to purchase pursuant to stock options exercisable within 60 days.

    (9) Included are 56,227 shares Mr. Vana has the right to purchase pursuant to stock options exercisable within 60 days.

   (10) Included are 564,219 shares owned by Martinique Hotel, Inc., a personal holding company as to which Mr. Fisher serves as a director and is a shareholder.

   (11) Included are 4,300 shares Ms. Fugo has the right to purchase pursuant to stock options exercisable within 60 days.

   (12) Included are 3,307 shares Mr. Heidel has the right to purchase pursuant to stock options exercisable within 60 days.

   (13) Included are 3,307 shares Mr. Meathe has the right to purchase pursuant to stock options exercisable within 60 days.

   (14) Included are 1,912 shares Mr. Morley has the right to purchase pursuant to stock options exercisable within 60 days.

   (15) Included are 3,307 shares Mr. Nolte has the right to purchase pursuant to stock options exercisable within 60 days.

   (16) Included are 3,824 shares Mr. Poe has the right to purchase pursuant to stock options exercisable within 60 days.

   (17) Included are 4,961 shares Mr. Ptak has the right to purchase pursuant to stock options exercisable within 60 days.

   (18) Included are 3,307 shares Mr. Schostak has the right to purchase pursuant to stock options exercisable within 60 days.

   (19) Included are 3,307 shares Mr. Shaevsky has the right to purchase pursuant to stock options exercisable within 60 days.

   (20) Included are 132,055 shares Mr. Simon has the right to purchase pursuant to stock options exercisable within 60 days.

   (21) Included are 956 shares Mr. Tierney has the right to purchase pursuant to stock options exercisable within 60 days.

   (22) Included are 3,307 shares Ms. Williams has the right to purchase pursuant to stock options exercisable within 60 days.

   (23) Included are 930,999 shares the directors and executive officers as a group have the right to purchase pursuant to stock options exercisable within 60 days.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

        At the Annual Meeting, seven directors will be elected each for a three-year term. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of the persons named below as nominees. Under Delaware law, directors are elected by a plurality of the votes of the shares present in person or represented by proxy at a meeting and entitled to vote on the election of directors. Votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. The Board of Directors believes that the nominees will stand for election and will serve if elected as directors. However, if any of the persons nominated by the Board of Directors fails to stand for election or will be unable to accept election, the proxies will be voted for the election of such other persons as the Board of Directors may recommend, or the size of the Board may be reduced to eliminate the vacancy. See "Corporate Governance and Other Matters" for information on conditions relating to the election of directors of Charter One.

INFORMATION AS TO NOMINEES AND CONTINUING DIRECTORS

        Charter One is the parent holding company of Charter Michigan Bancorp, Inc. ("Charter Michigan"), which is the parent company of Charter One Bank, F.S.B. (the "Bank"). In 1995, Charter One completed a merger with FirstFed Michigan Corporation ("FirstFed") and its principal subsidiary First Federal of Michigan ("First Federal") (the "FirstFed Merger). In 1997, Charter One completed a merger with RCSB Financial, Inc. ("RCSB") and its principal subsidiary Rochester Community Savings Bank ("Rochester Bank") (the "RCSB Merger").

        The following tables set forth the names of the Board of Directors' nominees for election as a director and those directors who will continue to serve after the Annual Meeting. Also set forth is certain other information with respect to each person's age at December 31, 1997, principal occupation or employment during the past five years, the date the individual first became a director of Charter One (including the Bank), FirstFed (including First Federal) or RCSB (including Rochester Bank) and, if applicable, positions currently held with the Corporation.


                                                  PRINCIPAL OCCUPATION                                 First Became
           NAME                                     OR EMPLOYMENT                        Age            a Director
           ----                                     -------------                        ---            ----------

Nominees for Terms Ending in 2001
Eugene B. Carroll, Sr.            President, Employer Sponsored Plans, Inc., a           73                1975
                                  third-party health plan administrator in Cleveland,
                                  Ohio, and agent for New England Mutual Life
                                  Insurance Co.


Denise M. Fugo                    President of City Life Inc., a restaurant,             44                1993
                                  banquet and catering company in Cleveland,
                                  Ohio


Charles John Koch (1)             Chairman of the Board, President and Chief             51                1973
                                  Executive Officer of the Corporation


Henry R. Nolte, Jr.               Of Counsel to Miller, Canfield, Paddock and            73                1983
                                  Stone, a law firm headquartered in Detroit,
                                  Michigan, and was a senior partner from 1989 to
                                  1993; retired Vice President/General Counsel of
                                  Ford Motor Company,
                                  a vehicle manufacturer headquartered in Dearborn,
                                  Michigan



Ronald F. Poe                     Chairman and Chief Executive Officer of Legg           59                 1988
                                  Mason Dorman & Wilson, Inc., a real estate
                                  investment banking firm in White Plains, New
                                  York; Director of the Federal Home Loan Mortgage
                                  Corporation


                                                  PRINCIPAL OCCUPATION                                 First Became
           NAME                                     OR EMPLOYMENT                        Age            a Director
           ----                                     -------------                        ---            ----------



Jerome L. Schostak                Vice Chairman of the Corporation since the FirstFed    64                1985
                                  Merger; Chairman of the Board and Chief Executive
                                  Officer of Schostak Brothers & Company, Inc.,
                                  a full service real estate company in Southfield,
                                  Michigan; Director of Crowley Milner & Company,
                                  a retail department store chain in Detroit, Michigan


Mark Shaevsky                     Partner in Honigman Miller Schwartz and Cohn, a        62                1985
                                  law firm headquartered in Detroit,
                                  Michigan


Continuing Directors Whose Terms End in 2000

Phillip Wm. Fisher                Chairman of the Board of Directors of Durakon          46                1997
                                  Industries, an automotive parts supplier in
                                  Lapeer, Michigan; Principal of the Fisher Group,
                                  an investment management firm in Detroit,
                                  Michigan; Partner in the Chase Company, a
                                  residential real estate development firm in
                                  Bloomfield Hills, Michigan; and General Partner
                                  in Edcor Data Services, a data services firm in
                                  Farmington Hills, Michigan


Mark D. Grossi                    Executive Vice President of the Corporation; and        44               1995
                                  Director of Pacific Gateway Properties, a real
                                  estate company in San Francisco, California


John D. Koch (1)                  Executive Vice President of the Corporation             45               1995


Philip J. Meathe                  Retired Chairman of the Board and Chief                 71               1976
                                  Executive Officer of Smith, Hinchman & Grylls
                                  Associates, Inc., an architectural engineering
                                  and planning firm in Detroit, Michigan


Michael P. Morley                 Senior Vice President and Director of                   54               1995
                                  Human Resources of Eastman Kodak Company
                                  of Rochester, New York

John P. Tierney                   Retired Chairman and Chief Executive Officer of         66               1996
                                  Chrysler Financial Corporation; Director of
                                  ContiFinancial Corporation, a consumer and
                                  commercial finance company located in New York,
                                  New York; and Director of Dollar Thrifty
                                  Automotive Group, a car rental company
                                  headquartered in Tulsa, Oklahoma

Continuing Directors Whose Terms End in 1999

Charles M. Heidel                 Retired President and Chief Operating Officer of        72               1980
                                  The Detroit Edison Company, a public utility in
                                  Detroit, Michigan



Charles F. Ipavec                 General counsel to the Bank; President, LaPorte         76               1972
                                  and Ipavec Co., L.P.A., a law firm in Cleveland,
                                  Ohio



Richard W. Neu                    Executive Vice President and Chief Financial            41               1992
                                  Officer of the Corporation; Treasurer of FirstFed
                                  prior to the FirstFed Merger


                                                  PRINCIPAL OCCUPATION                                 First Became
           NAME                                     OR EMPLOYMENT                        Age            a Director
           ----                                     -------------                        ---            ----------


Victor A. Ptak                    General partner, manager of J.C. Bradford & Co.,        65               1989
                                  L.P.A., an investment banking firm in Cleveland,
                                  Ohio


Melvin J. Rachal                  President and Chief Operating Officer, Midwest          48               1998
                                  Stamping, Inc., an automotive supplier in Bowling
                                  Green, Ohio, from 1995 to present.  From 1991 to
                                  1995 was Vice President of TRW/Koyo Seiko
                                  Steering Company, Inc., an automotive supplier in
                                  Knoxville, Tennessee


Leonard S. Simon                  Vice Chairman of the Corporation since the RCSB          60              1984
                                  Merger; served as Chairman of the Board and Chief
                                  Executive Officer of RCSB and Rochester Bank prior
                                  to the RCSB Merger


Eresteen R. Williams              Retired Medical Office Manager for D.G. Williams,        72              1979
                                  Jr., M.D., P.C., a medical practice in Detroit,
                                  Michigan

---------------------------------

(1) Messrs. Charles John Koch and John D. Koch are brothers.


CORPORATE GOVERNANCE AND OTHER MATTERS

        The Board of Directors of the Corporation acts as a nominating committee for selecting nominees for election as directors. Although the Board will consider nominees recommended by shareholders, it has not established any procedures for this purpose. A condition of the RCSB Merger stipulates that Leonard S. Simon will serve as a Vice Chairman of the Corporation's Board of Directors until Charter One's annual meeting of shareholders held in the year 2000. An additional condition added four RCSB directors to the Charter One Board, subject to shareholders approving the amendment to the Corporation's certificate of incorporation. Such approval was received and the size of the Board was increased to 20 directors. Furthermore, the Bylaws require (which was a condition to the FirstFed Merger) that at all times prior to October 31, 1999, the 16 member board of directors which resulted from the FirstFed Merger consist of an equal number of pre-FirstFed Merger directors of Charter One ("Charter One Initial Directors") and FirstFed ("FirstFed Initial Directors"), respectively (collectively, the "Initial Directors"). Any vacancy with respect to such Initial Directors shall be filled based on the recommendation of (i) the Charter One Initial Directors (or any successors to such directors), in the case of a departing Charter One Initial Director (or successor thereto) and (ii) the FirstFed Initial Directors (or any successors to such directors), in the case of a departing FirstFed Initial Director (or successor thereto). An additional condition of the FirstFed Merger stipulates that until October 31, 1999 Charles John Koch and Jerome L. Schostak will serve as Chairman and as a Vice Chairman, respectively, of the Corporation's Board of Directors.

         The Board of Directors of the Corporation has an Audit Committee which recommends independent auditors to the Board, reviews the scope and results of the auditors' services, reviews with management and the independent auditors the systems of internal control and audit and ensures that the books and records of the Corporation are kept in accordance with generally accepted accounting principles. The members of the Audit Committee currently are Philip J. Meathe (Chairman), Eugene B. Carroll, Sr., Charles F. Ipavec, John P. Tierney, Mark Shaevsky and Eresteen R. Williams. In 1997, the Audit Committee met seven times.

         The Board of Directors of the Corporation has a Stock Option Committee and the Bank has a standing Compensation Committee which together act as the compensation committee of the Corporation and the Bank. These committees establish the compensation of the Boards of Directors, establish the compensation of senior officers and consider the granting of stock options and other employee compensation matters. The members of the committees, which are identical for the Corporation and the Bank, currently are Eugene B. Carroll, Sr. (Chairman), Denise M. Fugo, Charles M. Heidel, Michael P. Morley, Henry R. Nolte, Jr., Victor A. Ptak and Jerome L. Schostak. The committees each met eight times in 1997.

        In 1997, Charter One held 13 meetings of the Board of Directors. No incumbent director attended fewer than 75% of the aggregate of the total number of meetings held by the Board of Directors and the total number of meetings held by all committees of the Board on which he or she served during the period that he or she served.

COMPENSATION OF DIRECTORS

        The Boards of Directors of the Corporation, Charter Michigan and the Bank have identical membership. Executive officers of the Corporation, Charter Michigan or the Bank do not receive fees for their service as directors of such entities or for service on any committee of the Boards of Directors. Each non-employee member of the Boards of Directors of the Corporation and Charter Michigan receives a monthly retainer of $325 from each company. Additionally, each non-employee member of the Bank's Board of Directors receives $1,200 per month plus $1,100 for each Board meeting attended by the director. Members of the committees of the Bank's Board also receive $300 per month for each committee on which they sit, except for the chairman of the Compensation and Audit Committees, who receive $600 per month. In addition to other fees, Jerome
L. Schostak receives $11,960 per month for services rendered as a Vice Chairman of the Board of Directors. Leonard S. Simon, who serves as a Vice Chairman of the Board of Directors in addition to being an employee of the Corporation, receives $37,917 per month pursuant to an employment agreement which provides for, among other things, a four-year term (which commenced on October 3, 1997, the effective date of the RCSB Merger) and certain benefits as are applicable to executive officers of the Corporation. Mr. Simon, however, is not entitled to participate in any incentive bonus program offered by the Corporation or any stock or stock option plan of the Corporation, except in his capacity as a non-employee director. Furthermore, in the event that a change in control of the Corporation occurs and Charles John Koch will not serve as the Chief Executive Officer of the Corporation or its successor immediately following such change in control, Mr. Simon will have the right to discontinue rendering services to the Corporation under his employment agreement and (i) to receive a lump sum payment equal to the aggregate amount of his salary that otherwise would be payable under his agreement if he had continued to render services during the remaining term and (ii) to continue during the remainder of the term of his agreement to receive certain benefits set forth under his agreement.

        Through April 1997, the Corporation had a directors' stock option plan (the "Directors' Plan") which was administered by the Corporation's Board of Directors and provided for a one-time grant of 4,961 stock options to non-employee directors upon joining the Board. With the approval of the Charter One Financial, Inc. 1997 Stock Option and Incentive Plan (the "1997 Stock Option Plan") at the 1997 annual meeting of shareholders, any shares reserved for awards but ungranted under the Directors' Plan were cancelled and non-employee directors became eligible for awards under the 1997 Stock Option Plan, which provides for a maximum grant of options of 5,000 shares per director per year. In 1997, four non-employee directors received grants. On June 18, 1997, Phillip Wm. Fisher was granted an option to purchase 4,961 shares of Common Stock at an exercise price of $47.142 per share. On October 15, 1997, three former RCSB directors (Michael P. Morley, Ronald F. Poe and John P. Tierney) were each granted an option to purchase 4,987 shares of Common Stock at an exercise price of $59.75 per share. The options are 10-year options and vest one-third on each of the first three anniversaries of the grant date. In 1997, no non-employee director exercised options except for Eugene B. Carroll, Sr. who exercised a stock option for 9,923 shares for net a value realized (market value less exercise price) of $482,219.

         Eugene B. Carroll, Sr., a director of the Corporation and chairman of the Compensation Committee, is President and Chief Executive Officer of Employer Sponsored Plans, Inc. ("ESP, Inc.") which provides services for the Corporation's group life insurance policy. Mr. Carroll is also President and Chief Executive Officer of Eugene B. Carroll, CLU, Inc. ("E.B.C., Inc.") which provides, on an agency basis, group life insurance benefits for the Corporation. During 1997, ESP, Inc. and/or E.B.C., Inc. received from the Corporation fees and commissions in the amount of $33,000 for services rendered to the Corporation. Charles F. Ipavec, a director of the Corporation and general counsel to the Bank, is President of the law firm of LaPorte and Ipavec Co., L.P.A. ("LaPorte and Ipavec"). During 1997, LaPorte and Ipavec received from the Corporation fees in the amount of $106,080 for services rendered to the Corporation.

        Jerome L. Schostak, a director and a Vice Chairman of the Board and member of the Compensation Committee, is Chairman and Chief Executive Officer of Schostak Brothers & Company, Inc. which has provided lease management and real estate brokerage services for the Corporation. Mark Shaevsky, a director of the Corporation, is a partner of the law firm of Honigman Miller Schwartz and Cohn. The firm has been retained from time to time to provide legal services to the Bank regarding real estate issues. Denise M. Fugo, a director of the Corporation, is president of City Life Inc. which is a banquet and catering company that has provided services to the Corporation.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

        The Summary Compensation Table includes individual compensation information on the Chief Executive Officer and the four other most highly paid executive officers, for services rendered in all capacities during the fiscal years ended December 31, 1997, 1996 and 1995.

                                                                           LONG-TERM COMPENSATION
                                                                      ----------------------------------
                                         ANNUAL COMPENSATION                 AWARDS            PAYOUTS
                                   ---------------------------------  ----------------------  ----------
                                                                                  SECURITIES
                                                            OTHER                  UNDER-                    ALL
                                                            ANNUAL    RESTRICTED    LYING       LTIP        OTHER
                                                           COMPEN-      STOCK     OPTIONS/     PAYOUTS     COMPEN-
        NAME AND                   SALARY(1)   BONUS(2)    SATION(3)  AWARD(S)      SARS         (4)      SATION(5)
   PRINCIPAL POSITION      YEAR       ($)        ($)         ($)         ($)         (#)         ($)         ($)
-------------------------  ------  ----------  ---------   ---------  ----------  ----------  ----------  ----------
Charles John Koch           1997     469,122    339,351           -           -      54,600           -      16,256
  Chief Executive           1996     398,907    366,208           -           -     176,400           -      15,297
  Officer                   1995     338,657    238,696           -           -           -           -      45,501

John D. Koch                1997     309,441    191,086           -           -      33,600           -      14,043
  Executive Vice            1996     270,216    213,781           -           -     110,250           -      14,601
  President                 1995     229,103    133,775           -           -           -           -      28,827

Richard W. Neu (6)          1997     301,291    186,965           -           -      33,600           -       7,089
  Executive Vice            1996     267,752    212,362           -           -     110,250           -       6,658
  President and             1995     240,000    159,657      32,331           -           -     139,906           -
  Chief Financial
  Officer

Mark D. Grossi              1997     282,557    174,335           -           -      33,600           -      12,323
  Executive Vice            1996     238,048    201,531           -           -     110,250           -      13,814
  President                 1995     190,201    115,522           -           -           -           -      16,323

Robert J. Vana              1997     163,061     91,748           -           -      15,750           -      12,962
  Chief Corporate           1996     145,251    113,491           -           -      49,613           -      12,081
  Counsel and               1995     122,193     69,190           -           -           -           -      19,603
  Secretary

----------------------------------

(1) Salary includes amounts deferred at the election of the executive officer through the Bank's 401(k) Plan.

(2) Includes annual award under the Executive Incentive Goal Achievement Plan and, in the case of Mr. Neu, payments under First Federal's Profit Sharing Plan and Management Incentive Award Plan ("MIAP"). Both First Federal plans were terminated upon the FirstFed Merger.

(3) Represents Mr. Neu's relocation expenses grossed up for taxes.

(4) Includes payment of appreciation on 1992 and 1993 Long-Term MIAP awards which were distributed in conjunction with the termination of First Federal's MIAP.

(5) Includes the Bank's contributions to the 401(k) Plan and ESOP, and life insurance premium payments. Amounts paid to Messrs. C. Koch, J. Koch, Neu, Grossi and Vana for 1997 are as follows: 401(k), $5,072, $5,656, $5,507,
    $5,535, and $5,750; ESOP, $5,250, $5,250, $-0-, $5,250, and $5,250; life insurance premium payments, $5,934, $3,136, $1,582, $1,539, $1,962, respectively.

(6) Mr. Neu's individual compensation information includes his compensation from First Federal in 1995, prior to the FirstFed Merger.

STOCK OPTIONS GRANTED IN 1997

                  The following table sets forth information concerning stock options granted under the Corporation's Long-Term Incentive Plan (the "1988 Stock Option Plan") to the Corporation's Chief Executive Officer and the four most highly compensated executive officers in 1997. The 1997 grants, which vest 100% on January 22, 2000, have an exercise price equal to the closing price of the Common Stock on the grant date. No stock appreciation rights ("SARs") were granted during 1997.




                              NUMBER OF      % OF TOTAL                              POTENTIAL REALIZABLE VALUE AT
                              SECURITIES      OPTIONS      EXERCISE                  ASSUMED ANNUAL RATES OF STOCK
                              UNDERLYING     GRANTED TO     PRICE                    APPRECIATION FOR OPTION TERM (1)
                              OPTIONS        EMPLOYEES       PER      EXPIRATION     --------------------------------
        NAME                  GRANTED         IN 1997       SHARE        DATE                   5%           10%
        ----                  -------         -------       -----        ----                   --           ---
Charles John Koch               54,600         7.97%       $42.142     1/22/07          $1,447,058     $3,667,127

John D. Koch                    33,600         4.91         42.142     1/22/07             890,497      2,256,693

Richard W. Neu                  33,600         4.91         42.142     1/22/07             890,497      2,256,693

Mark D. Grossi                  33,600         4.91         42.142     1/22/07             890,497      2,256,693

Robert J. Vana                  15,750         2.30         42.142     1/22/07             417,420      1,057,825

-------------------------


(1) A 5% and 10% annually compounded increase in the Corporation's stock price from the date of grant to the end of the 10-year option term would result in stock prices of $68.6449 and $109.3055, respectively.


OPTION/SAR EXERCISES IN 1997 AND YEAR-END HOLDINGS

        The following table sets forth information regarding options exercised by the Chief Executive Officer and the other named executive officers during 1997 and options and SARs held by such persons at the end of 1997. No SARs were exercised by the named executive officers during 1997.





                                                                NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                               UNDERLYING UNEXERCISED           IN-THE-MONEY
                                  SHARES                       OPTIONS/SARS AT FY-END       Options/SARS AT FY-END
                                 ACQUIRED        VALUE
                                ON EXERCISE     REALIZED      EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
        NAME                        (#)           ($)                   (#)                          ($)
       -------                 -----------     -----------    -------------------------     -------------------------
Charles John Koch                 122,772       5,530,378       154,476(2)/  172,200         5,813,743 /  5,395,971

John D. Koch                       30,100       1,378,991        97,827(3)/  107,100         3,872,843 /  3,361,466

Richard W. Neu                      1,499          58,894       253,040   /  107,103        12,846,048 /  3,361,574

Mark D. Grossi                          -               -        79,042   /  107,100         3,213,317 /  3,361,466

Robert J. Vana                          -               -        48,992(4)/   48,826         1,846,153 /  1,525,915


(1) The value of the options at fiscal year end was determined by subtracting the exercise price from the market value of the underlying securities on December 31, 1997, which was $63.125 per share, and multiplying the same by the number of options. The value of each SAR at fiscal year end (determined in accordance with the terms of the 1988 Stock Option Plan which provides that the value of the SARs will appreciate at a maximum level of $1.209 per year from date of grant) was $12.09.

(2) Amount reported includes 31,008 SARs.

(3) Amount reported includes 15,504 SARs.

(4) Amount reported includes 9,303 SARs.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

         The Corporation's Supplemental Executive Retirement Plan ("SERP") covers Charles John Koch, John D. Koch, Richard W. Neu, Mark D. Grossi and Robert J. Vana. The SERP is a nonqualified salary continuation program designed to provide monthly benefits upon retirement. The amount of benefits is a function of years of service and the highest three years of total compensation. Annual benefits under the SERP are capped at $400,000 for Charles John Koch and John D. Koch, and at $250,000 for Messrs. Neu, Grossi and Vana. As of December 31, 1997, the monthly benefits that would be paid under the SERP at normal retirement age would be $22,503, $6,494, $5,033, $3,434, and $3,450 for Charles
John Koch, John D. Koch, Richard W. Neu, Mark D. Grossi and Robert J. Vana, respectively.

EMPLOYMENT AGREEMENTS

        Effective October 31, 1995, the Corporation entered into employment agreements (the "Agreements") with Charles John Koch, John D. Koch, Richard W. Neu, Mark D. Grossi and Robert J. Vana. The Agreements provide for an initial term of five years, with one-year extensions of the term annually on October 31 beginning in 1998, unless the officer receives notice that such term will not be extended and receives an unsatisfactory performance review from the Corporation's or the Bank's Board of Directors.

        The Agreements provide for an annual base salary in an amount not less than the executive's base salary as of October 31, 1995, subject to reduction for amounts paid to the executive by any Corporation subsidiary. The Agreements also entitle each executive to participate in an equitable manner with all other executive officers in such performance-based and discretionary bonuses, if any, as are authorized and declared by the Corporation's or the Bank's Board of Directors, and in the Bank's employee benefit, fringe benefit and welfare plans and programs.

        In the event an executive experiences an involuntary termination of employment during the term of his Agreement, and the executive has offered to continue to provide services as contemplated by his Agreement, the Agreement obligates the Bank to pay the executive, during the lesser period of the remaining term of the Agreement or three years following the date of termination, monthly payments equal to one-twelfth of his annual base salary in effect immediately prior to the date of termination and one-twelfth of the average annual amount of cash bonus and cash incentive compensation of the executive for the two full fiscal years preceding the date of termination. The payments as described above will be reduced by any cash compensation actually paid to the executive by Charter One's subsidiaries during the three-year period following termination, as well as amounts received by the executive for services other than to Charter One or Charter One's subsidiaries during the unexpired term of his Agreement or the three-year period following termination.

        In the event an executive experiences an involuntary termination of employment within 12 months preceding or 24 months following a "change in control" (as defined in the Agreements), the Agreements require the Corporation, in addition to its other payment obligations under the Agreements, to make a lump sum payment to the executive in an amount equal to up to 299% of the executive's "base amount" as determined under Section 280G of the Internal Revenue Code. Based on current salaries, if Charles John Koch, John D. Koch, Richard W. Neu, Mark D. Grossi or Robert J. Vana had terminated their employment as of February 27, 1998 under circumstances entitling them to severance pay as described above, they would have been entitled to receive lump sum cash payments of $4,155,757, $2,025,670, $1,104,337, $1,006,922 and $816,558, respectively.


          1997 COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        Charter One is a unitary savings and loan holding company which, through a subsidiary (Charter Michigan), owns all of the outstanding capital stock of the Bank. The Corporation's business has consisted primarily of the business of the Bank and its subsidiaries. The financial results of the Corporation are a direct function of the Bank's achievement of its goals as set forth in its annual business plan. Executives are compensated for their contribution to the achievement of these goals which benefit the shareholders, customers, employees and the communities in which the Bank operates.

        The Corporation's Stock Option Committee and the Bank's Compensation Committee (together the "Compensation Committee" or the "Committee") are identical and are composed exclusively of outside directors. The Committee is dedicated to the philosophy of linking executive pay to achievement of the Bank's goals and the resulting performance of the Corporation. The Committee reviews all issues pertaining to executive compensation and submits its recommendations to the full Board of Directors for approval.

EXECUTIVE COMPENSATION PHILOSOPHY

        The Executive Compensation Program ("Program") is designed to guide the Compensation Committee in formulating an appropriate compensation structure for senior management. Its overall objective is to align senior management compensation with the goals of the Bank's annual business plan by creating strong incentives to manage the business successfully from both a financial and operating perspective. The Program, which is administered by the Committee, is structured to accomplish the following specific objectives:

        1)  Maintain a program which:

            a) clearly motivates personnel to perform and succeed according to the goals outlined in the Bank's annual business plan;

            b) retains key personnel critical to the long-term success of the Bank; and

            c) emphasizes formula-based components, such as incentive plans, in order to better focus management efforts in its execution of the Bank's annual business plan.

        2) Maintain pay for performance as an integral component of the Program by utilizing incentive plans that emphasize corporate success;

        3) Continue to incorporate compensation elements such as stock options which clearly align the interests of management with those of the shareholders;

        4) Maintain a corporate environment which encourages stability and a long-term focus for both the Bank and its management; and

        5)  Ensure that management:

            a) fulfills its overall responsibility to its constituents, including shareholders, customers, employees, the community and government regulatory agencies;

            b)  conforms its business conduct to the highest ethical standards;

            c) remains free from any influences that could impair or appear to impair the objectivity and impartiality of its judgments or treatment of the Bank's constituents; and

            d) continues to avoid any conflict between its responsibilities to the Bank and each member's personal interests.

        Achievement of these objectives should result in a compensation structure that reasonably tracks the total performance of the Bank. The Program's compensation elements include base salary as well as incentive plans. The incentive plans have been designed to reflect corporate performance, individual performance, and alignment with the interests of the Corporation's shareholders.

        The Committee relies upon survey market research to determine and maintain a relevant peer group (the "peer group") for total corporate performance, for base salary comparison and for incentive compensation comparison. The peer group is national in scope representing 21 publicly traded commercial banks and savings institutions of comparable size to the Bank. The Committee believes the peer group is representative of the Corporation's competitors for business, personnel recruitment and compensation. The peer group survey analyzes total corporate performance and the relationship between performance, base pay and incentive compensation. Performance comparisons include rankings based on return on average equity, return on average assets, efficiency ratio and total return on the company's stock price, among other factors. Compensation data utilized for comparisons is generally annual cash compensation including base salary and most forms of cash bonus and annual incentive awards.

BASE SALARY

        Base salary forms the foundation of the Bank's compensation program as it represents income not at risk. The Committee believes that base salary should function as an anchor: large enough that the executive is comfortable remaining in the Bank's employ, but not so large as to conflict with the executive's motivation to work hard to increase shareholder value. An individual's base salary is directly related to his or her position scope, job responsibilities, accountabilities, performance and contribution to the Bank. In general, the base salary of each executive officer is intentionally set below the median of the peer group. However, superior corporate or individual performance should result in incentive compensation which, when combined with base salary and long-term incentives, would place overall compensation above that of the peer group median.

INCENTIVE PLANS

        Executive Incentive Goal Achievement Plan (the "EIGAP"). The purpose of the Bank's EIGAP is to achieve the following objectives:

        1) promote stability and the achievement of the Bank's profitability and business goals;

        2) link executive compensation to specific Bank objectives and individual goals;

        3) provide a competitive reward structure for senior officers and other key employees; and

        4) encourage involvement and communication regarding the Bank's strategic plans.

        Eligibility is normally limited to those management positions where the functional responsibility encompasses the establishment of the Bank's strategic direction and long-range plans, or operating results at the divisional level. Other selected employees may also be eligible to participate as defined by competitive compensation practices within the Bank's labor market.

        All awards are established as a percentage of each participant's base salary. Award levels differ due to the varying amount of impact on the Bank's success. Participants earn awards by personally achieving their individual goals and assisting the Bank in achieving its overall objectives. Awards are weighted between Bank objectives and individual goals and vary by participant level. The more control and influence a participant has on either Bank objectives or individual goals, the greater the participant's weighting on that particular factor. Individual goals and Bank objectives are established at the beginning of each year. Bank objectives are established by the Chief Executive Officer and the Committee. All measures under the EIGAP remain in effect for the entire year.

        Should individual performance and goal achievement meet expectations but the Bank fails to achieve certain of its objectives, no incentive award will be made to any participant. Additionally, if the Bank achieves all of its objectives but a participant's performance and/or goal achievement fails to meet expectations, no incentive award will be made to that participant.

         Stock Options. At least annually, the Committee reviews the appropriateness of granting stock options of the Corporation to senior management. The purposes of this long-term element of the Program are to:

        1) provide an incentive to key employees to promote the success of the business;

        2) provide key officers with a long-term incentive to increase shareholder value;

        3) encourage ownership rights through purchase of Common Stock of the Corporation; and

        4) attract and retain the best available personnel.

        In the past, the Committee has been careful to grant options based on an individual's performance and impact on the Bank's financial results. All options granted to date have a term of 10 years and have contained vesting requirements (usually three years). This element of the Program is designed to align the interests of the executive with corporate and shareholder objectives.

        The 1997 Stock Option Plan initially provided for a maximum number of shares with respect to which awards may be made of 4,586,739. As a result of merger and stock dividend activity during the year, the maximum number of shares was increased to 6,321,058 pursuant to the adjustment provision under the 1997 Stock Option Plan.

        Federal Income Tax Limitations. Commencing with the Corporation's tax year beginning January 1, 1994, Section 162(m) of the Internal Revenue Code generally limits to $1 million the Corporation's federal income tax deduction for compensation paid in any year to its Chief Executive Officer and each of its four highest paid executive officers, to the extent that such compensation is not "performance-based compensation", within the meaning of Section 162(m). In structuring the Corporation's compensation arrangements with its highest paid executive officers, the Committee provides incentive formulas that qualify as "performance-based compensation" under Section 162(m) in order to decrease the after-tax cost of such arrangements to the Corporation.

CORPORATE PERFORMANCE AND EXECUTIVE PAY

        Base Salary for 1997. Over 40% of the potential compensation of Charles John Koch (the "CEO") is based upon the EIGAP and, therefore, is dependent upon specific Corporation achievements in any given year. The balance of the CEO's annual compensation is primarily his base salary which is established by the Committee after consideration of his current performance, his past base salary, comparison of the base salaries within the peer group, and the overall performance and economic condition of the Corporation. On April 1, 1997, the Board of Directors, acting on the recommendation of the Committee, increased the CEO's salary by 15.4%. The increase in base salary was the result of the CEO's outstanding efforts, evidenced in particular by the achievement of record net income during 1996, the continued quality of the Bank's financial statements, the growth in earnings, the successful implementation of the FirstFed Merger, the subsequent acquisition of the First Nationwide branch franchise in Michigan, and continued compliance with governmental regulations. In comparing the CEO's base salary to the peer group, the Committee found that it fell below the median base salary for the peer group. Base salary for the CEO is targeted to fall below the median of the peer group because of the Corporation's emphasis on incentive compensation for its executives. Additionally, the Committee compares the total compensation package of executive officers to the peer group to ensure that the total package is competitive with the marketplace. All executive officers were also granted salary increases effective April 1, 1997, based on the Committee's assessment of the individual's leadership, technical knowledge, analytical ability, decision making, planning, personnel development and communication effectiveness and its objective review of the individual executive's goal achievement for the performance period in areas such as: loan production, investment return, branch operating efficiency, merger and acquisition integration, and deposit retention.

        Incentive Awards for 1997. The EIGAP for 1997 provided for the cash bonus awarded to the CEO recognizing his contribution to the achievement of the Bank's annual goals. The Committee reviewed the Bank's performance relative to the percentage achievement of the goals established in the 1997 Business Plan, which focused on core earnings, net worth, asset quality, efficiency ratio, loan origination, deposit growth, and interest rate risk. The Bank exceeded the financial and operational goals it set for 1997 and Mr. Koch exceeded his individual performance goals, which resulted in a bonus to the CEO at the maximum level under the EIGAP. The goals established in the Bank's annual business plan are designed such that if achieved, the Corporation's earnings should increase while maintaining the institution's historical financial soundness. All executive officers were also awarded cash bonuses which were functions of the achievement of the Corporation's aforementioned goals, in conjunction with the achievement of related individual goals.

        In addition to cash bonus awards, the Board of Directors, acting on the recommendation of the Committee, granted a total of 684,777 stock options in 1997. Of the total, 54,600, or 7.97%, were granted to the CEO in recognition of his individual performance and impact on the Bank's financial results.

Submitted by the Compensation Committee

Eugene B. Carroll, Sr. (Chairman)
Denise M. Fugo
Charles M. Heidel
Michael P. Morley
Henry R. Nolte, Jr.
Victor A. Ptak
Jerome L. Schostak

                   COMPARATIVE PERFORMANCE BY THE CORPORATION

        The following chart compares the cumulative total returns of the Corporation, the S&P 500 Index, the KBW 50 Total Return Index ("KBW 50"), and a weighted index of a selected peer group which includes all publicly traded thrifts and six selected banks with an asset size greater than $5 billion and less than $22 billion as of September 30, 1996 (the "Peer Group"). The KBW 50 (published by Keefe Bruyette & Woods) is being substituted this year for the Peer Group that has been used in past proxy statements because seven of the 24 companies included in the Peer Group last year have been or are in the process of being acquired (CalFed Bancorp, Inc., Coast Savings Financial, Inc., Collective Bancorp, Inc., First Financial Corporation, ONBANCorp, Inc., Roosevelt Financial Group, Inc., and Standard Federal Bancorporation, Inc.). As a result of the level of consolidation activity, combined with the Corporation's increased asset size following the RCSB Merger, the Peer Group no longer represents an appropriate index against which to measure the Corporations's performance and is included here solely for comparison purposes. The chart assumes an investment of $100 on January 1, 1993 and dividend reinvestment throughout the period.


                      COMPARISON OF CUMULATIVE TOTAL RETURN
                AMONG CHARTER ONE FINANCIAL, INC., S&P 500 INDEX,
                        KBW 50 INDEX AND PEER GROUP INDEX


                                     [Graph]

-------------------------------------------------------------------------------------------
               1992      1993           1994           1995           1996           1997
-------------------------------------------------------------------------------------------
CHARTER ONE    100       100.63          99.64         165.88         244.53         393.48
-------------------------------------------------------------------------------------------
S&P 500        100       110.08         111.54         153.45         188.69         251.04
-------------------------------------------------------------------------------------------
KBW 50(1)      100       105.54         100.16         100.41         226.92         331.73
-------------------------------------------------------------------------------------------
PEER GROUP(2)  100       100.29         102.66         160.57         228.36         394.17
-------------------------------------------------------------------------------------------

--------------------------

(1) The KBW 50 is a market-capitalization-weighted bank stock index published by Keefe Bruyette & Woods that includes all money-center banks and most regional bank holding companies. Although the Corporation is not included in the KBW 50, the index provides a reliable measurement of industry performance.

(2) The Peer Group consists of the following companies: Astoria Financial Corporation, Charter One Financial, Inc., Commercial Federal Corporation, Dime Bancorp, Incorporated, Fifth Third Bancorp, FirstMerit Corporation, Golden State Bancorp, Inc., GreenPoint Financial Corporation, Long Island Bancorp, Inc., Old Kent Financial Corporation, Peoples Bank, MHC, Provident Bancorp, Inc., Sovereign Bancorp, Inc., Star Banc Corporation, TCF Financial Corp., Washington Federal, Inc., and Washington Mutual, Inc.


                        TRANSACTIONS WITH RELATED PARTIES

        Historically, the Bank provided residential mortgage loans to directors, officers and other employees at reduced interest rates and without loan fees. Loans to directors, executive officers and employees, and their immediate families, are made in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable transactions with other persons, except for reduced interest rates and fees. These loans, when made, have not involved more than the normal risk of uncollectibility or presented other unfavorable features. No director or executive officer of the Corporation or the Bank had a loan with preferential terms and an outstanding aggregate balance exceeding $60,000 at any time since January 1, 1997 except Charles John Koch. Mr. Koch was the borrower on an adjustable-rate residential loan, originated pursuant to the Bank's lending policy in 1984, which provided for a rate .83% below current market. The loan, which was repaid in full during 1997, had a maximum outstanding principal balance of $152,640 and an interest rate of 6.44% during the year.


        PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The firm of Deloitte & Touche LLP served as the Corporation's independent auditors for the fiscal year ending December 31, 1997. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

        The Board of Directors has appointed the firm of Deloitte & Touche LLP to continue as independent auditors for the Corporation for the fiscal year ending December 31, 1998, subject to ratification of such appointment by the shareholders. Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of Deloitte & Touche LLP, independent certified public accountants, to audit the books and accounts of the Corporation for the fiscal year ending December 31, 1998. This proposal requires the affirmative vote of a majority of the votes actually cast at the Annual Meeting. Abstentions will have the effect of a negative vote, while broker nonvotes will have no effect on this proposal.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors and executive officers, and persons who own more than 10% of the Corporation's Common Stock (or any other equity securities, of which there is none), to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of the Corporation's Common Stock. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms they file.

        To the Corporation's knowledge, based solely on a review of the copies of such reports furnished to the Corporation and written representations that no other reports were required during the fiscal year ended December 31, 1997, all
Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with except that Mr. Simon inadvertently failed to file a Form 4 to report the exercise of stock options on December 29, 1997 to acquire 6,500 shares of Common Stock. The options were exercised with the intent to hold the shares acquired. On February 13, 1998, he filed a Form 5 disclosing the exercise as soon as the oversight was discovered.


                                  OTHER MATTERS

        As of the date of this Proxy Statement, the Board of Directors of Charter One does not know of any other matters to be presented for action by the shareholders at the Annual Meeting. If, however, any other matters not now known is properly brought before the meeting, the persons named in the accompanying proxy will vote such proxy in accordance with the determination of a majority of the Board of Directors.

        Any proposal intended to be presented by any shareholder for action at the 1999 Annual Meeting of Shareholders of the Corporation must be received by the Secretary of the Corporation at 1215 Superior Avenue, Cleveland, Ohio 44114, not later than November 25, 1998, in order for the proposal to be considered for inclusion in the proxy statement and proxy relating to the 1999 Annual Meeting. Nothing in this paragraph shall be deemed to require the Corporation to include in its proxy statement and proxy relating to the 1999 Annual Meeting any shareholder proposal which does not meet all the requirements for inclusion established by the SEC at the time such proposal is received.

                                   DETACH HERE

                                      PROXY

                           CHARTER ONE FINANCIAL, INC.
                         ANNUAL MEETING, APRIL 22, 1998
                      PROXY SOLICITED BY BOARD OF DIRECTORS

The undersigned hereby appoints Charles John Koch and Jerome L. Schostak, and each of them, proxies with power of substitution to vote on behalf of the shareholders of Charter One Financial, Inc. on April 22, 1998, and any adjournments thereof, with all powers that the undersigned would possess if personally present with respect to the following:

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE HEREOF, BUT IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR APPROVAL OF PROPOSAL NO. 2. THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS WHICH MAY COME BEFORE THE MEETING.

THE UNDERSIGNED ACKNOWLEDGES RECEIPT FROM CHARTER ONE FINANCIAL, INC. PRIOR TO THE EXECUTION OF THIS PROXY, OF NOTICE OF THE MEETING AND A PROXY STATEMENT DATED MARCH 25, 1998.

                                                            |   SEE REVERSE   |
(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)            |      SIDE       |

[X]  Please mark
     votes as in
     this example.

     1.  Election of Directors
     NOMINEES:        Eugene B. Carroll, Sr., Denise M. Fugo,              INSTRUCTIONS: To vote for all nominees mark the
                      Charles John Koch, Henry R. Nolte, Jr.,              box "FOR" with an "X", to withhold your vote for all
                      Ronald F. Poe, Jerome L. Schostak,                   nominees mark the box "WITHHOLD" with an "X".
                      Mark Shaevsky                                        To withhold your vote for an individual nominee, mark
                                                                           the box "FOR ALL EXCEPT" with an "X" and write the name
                                                                           of the nominee on the line provided at left for whom
                                                                           you wish to withhold your vote.

     FOR              WITHHELD
     [  ]               [  ]



     FOR
     ALL
     EXCEPT
      [ ]   ------------------------------------------------

                                           FOR     AGAINST    ABSTAIN
2.   Voting on selection of Deloitte &     [ ]       [ ]        [ ]
     Touche LLP as Independent
     Auditors of the Company.


In their discretion, the proxies are authorized to vote on any other business as may properly come before the meeting and any adjournments thereof.



     MARK HERE
     FOR ADDRESS          [   ]
     CHANGE AND
     NOTE AT LEFT

     A majority of the proxies or substitutes present at the meeting may exercise all powers granted hereby.

     Please date and sign as name is imprinted hereon, including designation as executor, trustee, etc. If applicable, a corporation should sign in its name by the president or other authorized officers. All co-owners must sign.

Signature:___________________   Date:____________   Signature:____________________   Date:____________


                                   DETACH HERE

                                      PROXY

                           CHARTER ONE FINANCIAL, INC.

                       1998 ANNUAL MEETING OF SHAREHOLDERS
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     OF CHARTER ONE FINANCIAL, INC. FOR THE

As a participant in the Haverfield Corporation Employee Stock Ownership Plan (the "Plan"), I hereby direct the trustee of the Plan in which I participate to vote all vested shares allocated to my account under such Plan as of February 27, 1998 in accordance with the instructions on the reverse side of this proxy card or, if no instructions are given, in accordance with the Board of Directors recommendations, on all items of business to come before the Annual Meeting of Shareholders to be held on April 22, 1998 or any adjournment thereof. I understand my vote shall be confidential and will be seen only by BankBoston, N.A. in the tabulation of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS AND FOR PROPOSAL NO. 2.

THE UNDERSIGNED ACKNOWLEDGES RECEIPT FROM CHARTER ONE FINANCIAL, INC. PRIOR TO THE EXECUTION OF THIS PROXY, OF NOTICE OF THE MEETING AND A PROXY STATEMENT DATED MARCH 25, 1998.

                                                         |   SEE REVERSE   |
(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)         |       SIDE      |

[X]Please mark
   votes as in
   this example.

     1.  Election of Directors
     NOMINEES:        Eugene B. Carroll, Sr., Denise M. Fugo,              INSTRUCTIONS: To vote for all nominees mark the
                      Charles John Koch, Henry R. Nolte, Jr.,              box "FOR" with an "X", to withhold your vote for all
                      Ronald F. Poe, Jerome L. Schostak,                   nominees mark the box "WITHHOLD" with an "X".
                      Mark Shaevsky                                        To withhold your vote for an individual nominee, mark
                                                                           the box "FOR ALL EXCEPT" with an "X" and write the name
                                                                           of the nominee on the line provided at left for whom
                                                                           you wish to withhold your vote.



     FOR              WITHHELD
     [  ]               [  ]



     FOR
     ALL
     EXCEPT
     [ ]   ------------------------------------------------

                                         FOR     AGAINST     ABSTAIN
2.   Voting on selection of Deloitte &   [ ]       [ ]         [ ]
     Touche LLP as Independent
     Auditors of the Company.


In their discretion, the proxies are authorized to vote on any other business as may properly come before the meeting and any adjournments thereof.



     MARK HERE
     FOR ADDRESS          [   ]
     CHANGE AND
     NOTE AT LEFT

     A majority of the proxies or substitutes present at the meeting may exercise all powers granted hereby.

     Please date and sign as name is imprinted hereon, including designation as executor, trustee, etc. If applicable, a corporation should sign in its name by the president or other authorized officers.

Signature:____________________   Date:____________   Signature:____________________   Date:____________


                                   DETACH HERE

                                      PROXY

                           CHARTER ONE FINANCIAL, INC.

                       1998 ANNUAL MEETING OF SHAREHOLDERS
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     OF CHARTER ONE FINANCIAL, INC. FOR THE

As a participant in the Charter One Bank Retirement Savings Plan (the "Plan"), I hereby direct the trustee of the Plan in which I participate to vote all vested shares allocated to my account under such Plan as of February 27, 1998 in accordance with the instructions on the reverse side of this proxy card or, if no instructions are given, in accordance with the Board of Directors recommendations, on all items of business to come before the Annual Meeting of Shareholders to be held on April 22, 1998 or any adjournment thereof. I understand my vote shall be confidential and will be seen only by BankBoston, N.A. in the tabulation of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS AND FOR PROPOSAL NO. 2.

THE UNDERSIGNED ACKNOWLEDGES RECEIPT FROM CHARTER ONE FINANCIAL, INC. PRIOR TO THE EXECUTION OF THIS PROXY, OF NOTICE OF THE MEETING AND A PROXY STATEMENT DATED MARCH 25, 1998.





                                                         |   SEE REVERSE   |
(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)         |       SIDE      |

[X]Please mark
     votes as in
     this example.

     1.  Election of Directors
     NOMINEES:        Eugene B. Carroll, Sr., Denise M. Fugo,              INSTRUCTIONS: To vote for all nominees mark the
                      Charles John Koch, Henry R. Nolte, Jr.,              box "FOR" with an "X", to withhold your vote for all
                      Ronald F. Poe, Jerome L. Schostak,                   nominees mark the box "WITHHOLD" with an "X".
                      Mark Shaevsky                                        To withhold your vote for an individual nominee, mark
                                                                           the box "FOR ALL EXCEPT" with an "X" and write the name
                                                                           of the nominee on the line provided at left for whom
                                                                           you wish to withhold your vote.

     FOR              WITHHELD
     [  ]               [  ]



     FOR
     ALL
     EXCEPT
     [ ]   ------------------------------------------------

                                           FOR      AGAINST    ABSTAIN
2.   Voting on selection of Deloitte &     [ ]        [ ]        [ ]
     Touche LLP as Independent
     Auditors of the Company.


In their discretion, the proxies are authorized to vote on any other business as may properly come before the meeting and any adjournments thereof.



     MARK HERE
     FOR ADDRESS          [   ]
     CHANGE AND
     NOTE AT LEFT

     A majority of the proxies or substitutes present at the meeting may exercise all powers granted hereby.

     Please date and sign as name is imprinted hereon, including designation as executor, trustee, etc. If applicable, a corporation should sign in its name by the president or other authorized officers.

Signature:____________________   Date:____________   Signature:____________________   Date:____________
